Exhibit 14.1

[LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]

We hereby consent to being named and to the summarization of advice attributed to us in this Form 20-F of Acergy S.A. for the fiscal year ended November 30, 2005.

By:	/S/ JEAN HOSS
Jean Hoss

Luxembourg, May 8, 2006